Exhibit (f)
CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND DOMESTICATIONS

GENERAL PROVISIONS

NRS 92A.005	Definitions.
NRS 92A.007	“Approval” and “vote” defined.
NRS 92A.0075	“Articles,” “articles of incorporation” and “certificate of incorporation” defined.
NRS 92A.008	“Business trust” defined.
NRS 92A.009	“Charter document” defined.
NRS 92A.010	“Constituent document” defined.
NRS 92A.015	“Constituent entity” defined.
NRS 92A.020	“Domestic” defined.
NRS 92A.022	“Domestic business trust” defined.
NRS 92A.025	“Domestic corporation” defined. [Effective through December 31, 2013.]
NRS 92A.025	“Domestic corporation” defined. [Effective January 1, 2014.]
NRS 92A.027	“Domestic general partnership” defined.
NRS 92A.030	“Domestic limited-liability company” defined.
NRS 92A.035	“Domestic limited partnership” defined.
NRS 92A.040	“Domestic nonprofit corporation” defined.
NRS 92A.045	“Entity” defined.
NRS 92A.050	“Exchange” defined.
NRS 92A.055	“Foreign” defined.
NRS 92A.060	“Limited partner” defined.
NRS 92A.070	“Member” defined.
NRS 92A.073	“Nonprofit cooperative corporation” defined.
NRS 92A.075	“Owner” defined.
NRS 92A.080	“Owner’s interest” defined.
NRS 92A.083	“Principal office” defined.
NRS 92A.090	“Resulting entity” defined.
NRS 92A.092	“Senior executive” defined.
NRS 92A.098	Notice and other communications.

AUTHORITY, PROCEDURE AND EFFECT

NRS 92A.100	Authority for merger; approval, contents and form of plan of merger.
NRS 92A.105	Authority for conversion; approval, form and contents of plan of conversion.
NRS 92A.110	Authority for exchange; approval, contents and form of plan of exchange.
NRS 92A.120	Approval of plan of merger, conversion or exchange for domestic corporation.
NRS 92A.130	Approval of plan of merger for domestic corporation: Conditions under which action by stockholders of surviving corporation is not required.
NRS 92A.135	Approval of plan of conversion for domestic general partnership.
NRS 92A.140	Approval of plan of merger, conversion or exchange for domestic limited partnership.
NRS 92A.150	Approval of plan of merger, conversion or exchange for domestic limited-liability company.
NRS 92A.160	Approval of plan of merger or exchange for domestic nonprofit corporation.
NRS 92A.162	Approval of plan of merger, conversion or exchange for nonprofit cooperative corporation.
NRS 92A.165	Approval of plan of merger, conversion or exchange for domestic business trust.
NRS 92A.170	Abandonment of planned merger, conversion or exchange before filing of articles.
NRS 92A.175	Termination of planned merger, conversion or exchange after filing of articles.
NRS 92A.180	Merger of subsidiary into parent or parent into subsidiary.
NRS 92A.190	Merger or exchange with foreign entity.
NRS 92A.195	Conversion of foreign or domestic entity or foreign or domestic general partnership.
NRS 92A.200	Filing requirements for mergers or exchanges; dependency of terms of plan of merger, conversion or exchange on extrinsic facts.
NRS 92A.205	Filing requirements for conversions. [Effective through December 31, 2013.]
NRS 92A.205	Filing requirements for conversions. [Effective January 1, 2014.]
NRS 92A.207	Form required for filing of records.
NRS 92A.210	Filing fees.
NRS 92A.220	Duty when entire plan of merger, conversion or exchange is not set forth in articles.
NRS 92A.230	Signing of articles of merger, conversion or exchange.
NRS 92A.240	Effective date and time of merger, conversion or exchange; articles of termination.
NRS 92A.250	Effect of merger, conversion or exchange.
NRS 92A.260	Liability of owner after merger, conversion or exchange.
NRS 92A.270	Domestication of undomesticated organization.
NRS 92A.280	Cancellation of filings.

RIGHTS OF DISSENTING OWNERS

NRS 92A.300	Definitions.
NRS 92A.305	“Beneficial stockholder” defined.
NRS 92A.310	“Corporate action” defined.
NRS 92A.315	“Dissenter” defined.
NRS 92A.320	“Fair value” defined.
NRS 92A.325	“Stockholder” defined.
NRS 92A.330	“Stockholder of record” defined.
NRS 92A.335	“Subject corporation” defined.
NRS 92A.340	Computation of interest.
NRS 92A.350	Rights of dissenting partner of domestic limited partnership.
NRS 92A.360	Rights of dissenting member of domestic limited-liability company.
NRS 92A.370	Rights of dissenting member of domestic nonprofit corporation.
NRS 92A.380	Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
NRS 92A.390	Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
NRS 92A.400	Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
NRS 92A.410	Notification of stockholders regarding right of dissent.
NRS 92A.420	Prerequisites to demand for payment for shares.
NRS 92A.430	Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
NRS 92A.440	Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
NRS 92A.450	Uncertificated shares: Authority to restrict transfer after demand for payment.
NRS 92A.460	Payment for shares: General requirements.
NRS 92A.470	Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.
NRS 92A.480	Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
NRS 92A.490	Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
NRS 92A.500	Assessment of costs and fees in certain legal proceedings.
_________

GENERAL PROVISIONS

NRS 92A.005  Definitions.  As used in this chapter, unless the context otherwise requires, the words and terms defined in NRS 92A.007 to 92A.092, inclusive, have the meanings ascribed to them in those sections.
(Added to NRS by 1995, 2079; A 1997, 726; 1999, 1626; 2001, 1406, 3199; 2003, 3181; 2007, 2702; 2009, 1717; 2011, 2812; 2013, 774)

NRS 92A.007  “Approval” and “vote” defined.  “Approval” and “vote” as describing action by directors or stockholders mean the vote by directors in person or by written consent, or action of stockholders in person, by proxy or by written consent.
(Added to NRS by 1997, 726)

NRS 92A.0075  “Articles,” “articles of incorporation” and “certificate of incorporation” defined.  “Articles,” “articles of incorporation” and “certificate of incorporation” are synonymous terms and, unless the context otherwise requires, include all certificates filed pursuant to NRS 78.030, 78.1955, 78.209, 78.380, 78.385 and 78.390 and any articles of merger, conversion, exchange or domestication filed pursuant to NRS 92A.200  to 92A.240, inclusive, or 92A.270. Unless the context otherwise requires, these terms include restated articles and certificates of incorporation.
(Added to NRS by 2003, 3180)

NRS 92A.008  “Business trust” defined.  “Business trust” means:
1.  A domestic business trust; or
2.  An unincorporated association formed pursuant to, existing under or governed by the law of a jurisdiction other than this State and generally described by NRS 88A.030.
(Added to NRS by 1999, 1626)

NRS 92A.009  “Charter document” defined.  “Charter document” means the articles of incorporation of a foreign corporation, whether or not for profit, the articles of incorporation of a domestic corporation and a domestic nonprofit corporation, the articles of organization of a limited-liability company, the certificate of limited partnership of a limited partnership or the certificate of trust of a business trust and all amendments thereto.
(Added to NRS by 2003, 3180)

NRS 92A.010  “Constituent document” defined.  “Constituent document” means the articles of incorporation or bylaws of a corporation, whether or not for profit, the articles of organization or operating agreement of a limited-liability company, the certificate of limited partnership or partnership agreement of a limited partnership, or the certificate of trust or governing instrument of a business trust.
(Added to NRS by 1995, 2079; A 2001, 1406, 3199)

NRS 92A.015  “Constituent entity” defined.  “Constituent entity” means:
1.  With respect to a merger, each merging or surviving entity;
2.  With respect to an exchange, each entity whose owner’s interests will be acquired or each entity acquiring those interests; and
3.  With respect to the conversion of an entity or a general partnership, the entity or general partnership that will be converted into another entity.
(Added to NRS by 1995, 2079; A 2001, 1407, 3199)

NRS 92A.020  “Domestic” defined.  “Domestic” as applied to an entity means one organized and existing under the laws of this State.
(Added to NRS by 1995, 2079)

NRS 92A.022  “Domestic business trust” defined.  “Domestic business trust” means a business trust formed and existing pursuant to the provisions of chapter 88A of NRS.
(Added to NRS by 1999, 1626)

NRS 92A.025  “Domestic corporation” defined. [Effective through December 31, 2013.]  “Domestic corporation” means a corporation organized and existing under chapter 78, 78A or 89 of NRS.
(Added to NRS by 1995, 2079; A 1997, 726; 2013, 774)

NRS 92A.025  “Domestic corporation” defined. [Effective January 1, 2014.]  “Domestic corporation” means a corporation organized and existing under chapter 78, 78A, 78B or 89 of NRS.
(Added to NRS by 1995, 2079; A 1997, 726; 2013, 418, 774, effective January 1, 2014)

NRS 92A.027  “Domestic general partnership” defined.  “Domestic general partnership” means a general partnership governed by the provisions of chapter 87 of NRS.
(Added to NRS by 2001, 1403; A 2001, 3199)

NRS 92A.030  “Domestic limited-liability company” defined.  “Domestic limited-liability company” means a limited-liability company organized and existing under chapter 86 of NRS.
(Added to NRS by 1995, 2079)

NRS 92A.035  “Domestic limited partnership” defined.  “Domestic limited partnership” means a limited partnership organized and existing under chapter 87A or 88 of NRS.
(Added to NRS by 1995, 2079; A 2007, 483)

NRS 92A.040  “Domestic nonprofit corporation” defined.  “Domestic nonprofit corporation” means a corporation organized or existing under chapter 82 of NRS, including those listed in NRS 82.051.
(Added to NRS by 1995, 2079)

NRS 92A.045  “Entity” defined.  “Entity” means a foreign or domestic:
1.  Corporation, whether or not for profit;
2.  Limited-liability company;
3.  Limited partnership; or
4.  Business trust.
(Added to NRS by 1995, 2079; A 1999, 1626; 2003, 3181)

NRS 92A.050  “Exchange” defined.  “Exchange” means the acquisition by one or more foreign or domestic entities of all an owner’s interests or one or more classes or series of an owner’s interests of one or more foreign or domestic entities.
(Added to NRS by 1995, 2079)

NRS 92A.055  “Foreign” defined.  “Foreign” as applied to an entity means one not organized or existing under the laws of this State.
(Added to NRS by 1995, 2079)

NRS 92A.060  “Limited partner” defined.  “Limited partner” means a person who has been admitted to a limited partnership as a limited partner in accordance with the partnership agreement.
(Added to NRS by 1995, 2079)

NRS 92A.070  “Member” defined.  “Member” means:
1.  A member of a limited-liability company, as defined in NRS 86.081; or
2.  A member of a nonprofit corporation which has members.
(Added to NRS by 1995, 2080; A 2001, 1407, 3199)

NRS 92A.073  “Nonprofit cooperative corporation” defined.  “Nonprofit cooperative corporation” means a nonprofit cooperative corporation organized pursuant to NRS 81.010 to 81.160, inclusive.
(Added to NRS by 2013, 773)

NRS 92A.075  “Owner” defined.  “Owner” means the holder of an interest described in NRS 92A.080 or a noneconomic member of a limited-liability company described in NRS 86.095.
(Added to NRS by 1995, 2080; A 2001, 1407, 3199)

NRS 92A.080  “Owner’s interest” defined.  “Owner’s interest” means shares of stock in a corporation, membership in a nonprofit corporation, the interest of a member of a limited-liability company or a beneficial owner of a business trust, or the partnership interest of a general or limited partner of a limited partnership.
(Added to NRS by 1995, 2080; A 1999, 1626)

NRS 92A.083  “Principal office” defined.  “Principal office” has the meaning ascribed to it in NRS 78.010.
(Added to NRS by 2007, 2702)

NRS 92A.090  “Resulting entity” defined.  “Resulting entity” means, with respect to a conversion, the entity that results from conversion of the constituent entity.
(Added to NRS by 2001, 1403; A 2001, 3199)

NRS 92A.092  “Senior executive” defined.  “Senior executive” means the chief executive officer, chief operating officer, chief financial officer or anyone in charge of a principal business unit or function of a domestic corporation.
(Added to NRS by 2009, 1717)

NRS 92A.098  Notice and other communications.  Any notice or other communication sent pursuant to any provision of this chapter may be delivered by electronic transmission pursuant to NRS 75.150.
(Added to NRS by 2011, 2812)

AUTHORITY, PROCEDURE AND EFFECT

NRS 92A.100  Authority for merger; approval, contents and form of plan of merger.
1.  Except as limited by NRS 78.411 to 78.444, inclusive, one or more domestic entities may merge into another entity if the plan of merger is approved pursuant to the provisions of this chapter.
2.  Except as otherwise provided in NRS 92A.180, the plan of merger must set forth:
(a) The name and jurisdiction of organization of each constituent entity;
(b) The name, jurisdiction of organization and kind of entity or entities that will survive the merger;
(c) The terms and conditions of the merger; and
(d) The manner and basis, if any, of converting the owner’s interests of each constituent entity into owner’s interests, rights to purchase owner’s interests, or other securities of the surviving or other entity or into cash or other property in whole or in part or cancelling such owner’s interests in whole or in part.
3.  The plan of merger may set forth:
(a) Amendments to the constituent documents of the surviving entity; and
(b) Other provisions relating to the merger.
4.  The plan of merger must be in writing.
(Added to NRS by 1995, 2080; A 1997, 726; 2003, 3181; 2005, 2200)

NRS 92A.105  Authority for conversion; approval, form and contents of plan of conversion.
1.  Except as limited by NRS 78.411 to 78.444, inclusive, one domestic general partnership or one domestic entity, except a domestic nonprofit corporation, may convert into a domestic entity of a different type or into a foreign entity if a plan of conversion is approved pursuant to the provisions of this chapter.
2.  The plan of conversion must be in writing and set forth the:
(a) Name of the constituent entity and the proposed name for the resulting entity;
(b) Jurisdiction of the law that governs the constituent entity;
(c) Jurisdiction of the law that will govern the resulting entity;
(d) Terms and conditions of the conversion;
(e) Manner and basis, if any, of converting the owner’s interest of the constituent entity or the interest of a partner in a general partnership that is the constituent entity into owner’s interests, rights of purchase and other securities in the resulting entity or cancelling such owner’s interests in whole or in part; and
(f) Full text of the charter documents of the resulting entity.
3.  The plan of conversion may set forth other provisions relating to the conversion.
(Added to NRS by 2001, 1403; A 2001, 3199; 2003, 3181; 2005, 2200; 2011, 2812)

NRS 92A.110  Authority for exchange; approval, contents and form of plan of exchange.
1.  Except as a corporation is limited by NRS 78.411 to 78.444, inclusive, one or more domestic entities may acquire all of the outstanding owner’s interests of one or more classes or series of another entity not already owned by the acquiring entity or an affiliate thereof if the plan of exchange is approved pursuant to the provisions of this chapter.
2.  The plan of exchange must set forth:
(a) The name and jurisdiction of organization of each constituent entity;
(b) The name, jurisdiction of organization and kind of each entity whose owner’s interests will be acquired by one or more other entities;
(c) The terms and conditions of the exchange; and
(d) The manner and basis, if any, of exchanging the owner’s interests to be acquired for owner’s interests, rights to purchase owner’s interests, or other securities of the acquiring or any other entity or for cash or other property in whole or in part or cancelling such owner’s interests in whole or in part.
3.  The plan of exchange may set forth other provisions relating to the exchange.
4.  This section does not limit the power of a domestic entity to acquire all or part of the owner’s interests or one or more class or series of owner’s interests of another person through a voluntary exchange or otherwise.
5.  The plan of exchange must be in writing.
(Added to NRS by 1995, 2080; A 1997, 726; 2005, 2201)

NRS 92A.120  Approval of plan of merger, conversion or exchange for domestic corporation.
1.  After adopting a plan of merger, exchange or conversion, the board of directors of each domestic corporation that is a constituent entity in the merger or conversion, or the board of directors of the domestic corporation whose shares will be acquired in the exchange, must submit the plan of merger, except as otherwise provided in NRS 92A.130 and 92A.180, the plan of conversion or the plan of exchange for approval by its stockholders who are entitled to vote on the plan in accordance with the provisions of this section.
2.  For a plan of merger, conversion or exchange to be approved:
(a) The board of directors must recommend the plan of merger, conversion or exchange to the stockholders, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and it communicates the basis for its determination to the stockholders with the plan; and
(b) The stockholders entitled to vote must approve the plan.
3.  The board of directors may condition its submission of the proposed merger, conversion or exchange on any basis. The provisions of this section or this chapter must not be construed to permit a board of directors to submit, or to agree to submit, a plan of merger, conversion or exchange to the stockholders without the recommendation of the board required pursuant to paragraph (a) of subsection 2 unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and it communicates the basis for its determination to the stockholders with the plan. Any agreement of the board of directors to submit a plan of merger, conversion or exchange to the stockholders notwithstanding an adverse recommendation of the board of directors shall be deemed to be of no force or effect.
4.  Unless the plan of merger, conversion or exchange is approved by the written consent of stockholders pursuant to subsection 7, the domestic corporation must notify each stockholder, whether or not the stockholder is entitled to vote, of the proposed stockholders’ meeting in accordance with NRS 78.370. The notice must also state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan.
5.  Unless this chapter, the articles of incorporation, the resolutions of the board of directors establishing the class or series of stock or the board of directors acting pursuant to subsection 3 require a greater vote or a vote by classes of stockholders, the plan of merger or conversion must be approved by a majority of the voting power of the stockholders.
6.  Unless the articles of incorporation or the resolution of the board of directors establishing a class or series of stock provide otherwise, or unless the board of directors acting pursuant to subsection 3 requires a greater vote, the plan of exchange must be approved by a majority of the voting power of each class and each series to be exchanged pursuant to the plan of exchange.
7.  Unless otherwise provided in the articles of incorporation or the bylaws of the domestic corporation, the plan of merger, conversion or exchange may be approved by written consent as provided in NRS 78.320.
8.  If an officer, director or stockholder of a domestic corporation, which will be the constituent entity in a conversion, will have any liability for the obligations of the resulting entity after the conversion because the officer, director or stockholder will be the owner of an owner’s interest in the resulting entity, then that officer, director or stockholder must also approve the plan of conversion.
9.  Unless otherwise provided in the articles of incorporation or bylaws of a domestic corporation, a plan of merger, conversion or exchange may contain a provision that permits amendment of the plan of merger, conversion or exchange at any time after the stockholders of the domestic corporation approve the plan of merger, conversion or exchange, but before the articles of merger, conversion or exchange become effective, without obtaining the approval of the stockholders of the domestic corporation for the amendment if the amendment does not:
(a) Alter or change the manner or basis of exchanging an owner’s interest to be acquired for owner’s interests, rights to purchase owner’s interests, or other securities of the acquiring entity or any other entity, or for cash or other property in whole or in part; or
(b) Alter or change any of the terms and conditions of the plan of merger, conversion or exchange in a manner that adversely affects the stockholders of the domestic corporation.
10.  A board of directors shall cancel the proposed meeting or remove the plan of merger, conversion or exchange from consideration at the meeting if the board of directors determines that it is not advisable to submit the plan of merger, conversion or exchange to the stockholders for approval.
(Added to NRS by 1995, 2081; A 2001, 1407, 3199; 2003, 3182; 2005, 2201)

NRS 92A.130  Approval of plan of merger for domestic corporation: Conditions under which action by stockholders of surviving corporation is not required.
1.  Action by the stockholders of a surviving domestic corporation on a plan of merger is not required if:
(a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger;
(b) Each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger;
(c) The number of voting shares issued and issuable as a result of the merger will not exceed 20 percent of the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
(d) The number of participating shares issued and issuable as a result of the merger will not exceed 20 percent of the total number of participating shares outstanding immediately before the merger.
2.  As used in this section:
(a) “Participating shares” means shares that entitle their holders to participate without limitation in distributions.
(b) “Voting shares” means shares that entitle their holders to vote unconditionally in elections of directors.
(Added to NRS by 1995, 2082; A 2011, 2813)

NRS 92A.135  Approval of plan of conversion for domestic general partnership.  Unless otherwise provided in the partnership agreement, all partners must approve a plan of conversion involving a domestic general partnership.
(Added to NRS by 2001, 1403; A 2001, 3199)

NRS 92A.140  Approval of plan of merger, conversion or exchange for domestic limited partnership.
1.  Unless otherwise provided in the partnership agreement or the certificate of limited partnership, a plan of merger, conversion or exchange involving a domestic limited partnership must be approved by all general partners and by limited partners who own a majority in interest of the partnership then owned by all the limited partners. If the partnership has more than one class of limited partners, the plan of merger, conversion or exchange must be approved by those limited partners who own a majority in interest of the partnership then owned by the limited partners in each class.
2.  For the purposes of this section, “majority in interest of the partnership” means a majority of the interests in capital and profits of the limited partners of a domestic limited partnership which:
(a) In the case of capital, is determined as of the date of the approval of the plan of merger, conversion or exchange.
(b) In the case of profits, is based on any reasonable estimate of profits for the period beginning on the date of the approval of the plan of merger, conversion or exchange and ending on the anticipated date of the termination of the domestic limited partnership, including any present or future division of profits distributed pursuant to the partnership agreement.
3.  If any partner of a domestic limited partnership, which will be the constituent entity in a conversion, will have any liability for the obligations of the resulting entity after the conversion because the partner will be the owner of an owner’s interest in the resulting entity, then that partner must also approve the plan of conversion.
(Added to NRS by 1995, 2082; A 1997, 727; 2001, 1409, 3199)

NRS 92A.150  Approval of plan of merger, conversion or exchange for domestic limited-liability company.
1.  Unless otherwise provided in the articles of organization or an operating agreement:
(a) A plan of merger, conversion or exchange involving a domestic limited-liability company must be approved by members who own a majority of the interests in the current profits of the company then owned by all of the members; and
(b) If the company has more than one class of members, the plan of merger, conversion or exchange must be approved by those members who own a majority of the interests in the current profits of the company then owned by the members in each class.
2.  If any manager or member of a domestic limited-liability company, which will be the constituent entity in a conversion, will have any liability for the obligations of the resulting entity after the conversion because the manager or member will be the owner of an owner’s interest in the resulting entity, then that manager or member must also approve the plan of conversion.
(Added to NRS by 1995, 2082; A 1997, 727; 1999, 1627; 2001, 1409, 3199)

NRS 92A.160  Approval of plan of merger or exchange for domestic nonprofit corporation.
1.  A plan of merger or exchange involving a domestic nonprofit corporation must be adopted by the board of directors. The plan must also be approved by each public officer or other person whose approval of a plan of merger or exchange is required by the articles of incorporation of the domestic nonprofit corporation.
2.  If the domestic nonprofit corporation has members entitled to vote on plans of merger or exchange, the board of directors of the domestic nonprofit corporation must recommend the plan of merger or exchange to the members, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and it communicates the basis for its determination to the members with the plan.
3.  The board of directors may condition its submission of the proposed merger or exchange on any basis.
4.  The members entitled to vote on a plan of merger or exchange must approve the plan at a meeting of members called for that purpose, by written consent pursuant to NRS 82.276, or by a vote by written ballot pursuant to NRS 82.326.
5.  The corporation must notify, in the manner required by NRS 82.336, each nonprofit member of the time and place of the meeting of members at which the plan of merger or exchange will be submitted for a vote.
6.  Unless the articles of incorporation of the domestic nonprofit corporation or the board of directors acting pursuant to subsection 3 require a greater vote or a vote by classes of members, the plan of merger or exchange to be authorized must be approved by a majority of a quorum of the members unless a class of members is entitled to vote thereon as a class. If a class of members is so entitled, the plan must be approved by a majority of a quorum of the votes entitled to be cast on the plan by each class.
7.  Separate voting by a class of members is required:
(a) On a plan of merger if the plan contains a provision that, if contained in the proposed amendment to articles of incorporation, would entitle particular members to vote as a class on the proposed amendment; and
(b) On a plan of exchange by each class or series of memberships included in the exchange, with each class or series constituting a separate voting class.
(Added to NRS by 1995, 2082)

NRS 92A.162  Approval of plan of merger, conversion or exchange for nonprofit cooperative corporation.  Unless otherwise provided in the articles of incorporation, a plan of merger, conversion or exchange involving a nonprofit cooperative corporation must be approved and adopted by the board of directors.
(Added to NRS by 2013, 774)

NRS 92A.165  Approval of plan of merger, conversion or exchange for domestic business trust.  Unless otherwise provided in the certificate of trust or governing instrument of a domestic business trust, a plan of merger, conversion or exchange must be approved by all the trustees and beneficial owners of each domestic business trust that is a constituent entity in the merger.
(Added to NRS by 1999, 1626; A 2001, 1409, 3199; 2003, 3183)

NRS 92A.170  Abandonment of planned merger, conversion or exchange before filing of articles.  After a merger, conversion or exchange is approved, and at any time before the articles of merger, conversion or exchange are filed, the planned merger, conversion or exchange may be abandoned, subject to any contractual rights, without further action, in accordance with the procedure set forth in the plan of merger, conversion or exchange or, if none is set forth, in the case of:
1.  A domestic corporation, whether or not for profit, by the board of directors;
2.  A domestic limited partnership, unless otherwise provided in the partnership agreement or certificate of limited partnership, by all general partners;
3.  A domestic limited-liability company, unless otherwise provided in the articles of organization or an operating agreement, by members who own a majority in interest in the current profits of the company then owned by all of the members or, if the company has more than one class of members, by members who own a majority in interest in the current profits of the company then owned by the members in each class;
4.  A domestic business trust, unless otherwise provided in the certificate of trust or governing instrument, by all the trustees;
5.  A domestic general partnership, unless otherwise provided in the partnership agreement, by all the partners; and
6.  A nonprofit cooperative corporation, unless otherwise provided in the articles of incorporation, by the board of directors.
(Added to NRS by 1995, 2083; A 1999, 1627; 2001, 1409, 3199; 2013, 774)

NRS 92A.175  Termination of planned merger, conversion or exchange after filing of articles.  After a merger, conversion or exchange is approved, at any time after the articles of merger, conversion or exchange are filed but before an effective date specified in the articles which is later than the date of filing the articles, the planned merger, conversion or exchange may be terminated in accordance with a procedure set forth in the plan of merger, conversion or exchange by filing articles of termination pursuant to the provisions of NRS 92A.240.
(Added to NRS by 1999, 1626; A 2001, 1410, 3199)

NRS 92A.180  Merger of subsidiary into parent or parent into subsidiary.
1.  A parent domestic corporation, whether or not for profit, parent domestic limited-liability company, unless otherwise provided in the articles of organization or operating agreement, or parent domestic limited partnership owning at least 90 percent of the outstanding shares of each class of a subsidiary corporation entitled to vote on a merger, 90 percent of the percentage or other interest in the capital and profits of a subsidiary limited-liability company then owned by each class of members entitled to vote on a merger or 90 percent of the percentage or other interest in the capital and profits of a subsidiary limited partnership then owned by both the general partners and each class of limited partners entitled to vote on a merger may merge the subsidiary into itself without approval of the owners of the owner’s interests of the parent domestic corporation, parent domestic limited-liability company or parent domestic limited partnership or the owners of the owner’s interests of the subsidiary domestic corporation, subsidiary domestic limited-liability company or subsidiary domestic limited partnership.
2.  A parent domestic corporation, whether or not for profit, parent domestic limited-liability company, unless otherwise provided in the articles of organization or operating agreement, or parent domestic limited partnership owning at least 90 percent of the outstanding shares of each class of a subsidiary corporation entitled to vote on a merger, 90 percent of the percentage or other interest in the capital and profits of a subsidiary limited-liability company then owned by each class of members entitled to vote on a merger, or 90 percent of the percentage or other interest in the capital and profits of a subsidiary limited partnership then owned by both the general partners and each class of limited partners entitled to vote on a merger may merge with and into the subsidiary without approval of the owners of the owner’s interests of the subsidiary domestic corporation, subsidiary domestic limited-liability company or subsidiary domestic limited partnership.
3.  The board of directors of a parent corporation, the managers of a parent limited-liability company with managers unless otherwise provided in the operating agreement, all members of a parent limited-liability company without managers unless otherwise provided in the operating agreement, or all general partners of a parent limited partnership shall adopt a plan of merger that sets forth:
(a) The names of the parent and subsidiary; and
(b) The manner and basis of converting the owner’s interests of the disappearing entity into the owner’s interests, obligations or other securities of the surviving or any other entity or into cash or other property in whole or in part.
4.  The parent shall mail a copy or summary of the plan of merger to each owner of the subsidiary who does not waive the mailing requirement in writing.
5.  Articles of merger under this section may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
6.  The articles of incorporation of a domestic corporation, the articles of organization of a domestic limited-liability company, the certificate of limited partnership of a domestic limited partnership or the certificate of trust of a domestic business trust may forbid that entity from entering into a merger pursuant to this section.
(Added to NRS by 1995, 2083; A 1997, 727; 1999, 1627; 2001, 1410, 3199; 2005, 2203; 2009, 1717)

NRS 92A.190  Merger or exchange with foreign entity.
1.  One or more foreign entities may merge or enter into an exchange of owner’s interests with one or more domestic entities if:
(a) In a merger, the merger is permitted by the law of the jurisdiction under whose law each foreign entity is organized and governed and each foreign entity complies with that law in effecting the merger;
(b) In an exchange, the entity whose owner’s interests will be acquired is a domestic entity, whether or not an exchange of owner’s interests is permitted by the law of the jurisdiction under whose law the acquiring entity is organized;
(c) The foreign entity complies with NRS 92A.200 to 92A.240, inclusive, if it is the surviving entity in the merger or acquiring entity in the exchange and sets forth in the articles of merger or exchange its address where copies of process may be sent by the Secretary of State; and

(d) Each domestic entity complies with the applicable provisions of NRS 92A.100 to 92A.180, inclusive, and, if it is the surviving entity in the merger or acquiring entity in the exchange, with NRS 92A.200 to 92A.240, inclusive.
2.  When the merger or exchange takes effect, the surviving foreign entity in a merger and the acquiring foreign entity in an exchange shall be deemed:
(a) To appoint the Secretary of State as its agent for service of process in a proceeding to enforce any obligation which accrued before the merger or exchange became effective or the rights of dissenting owners of each domestic entity that was a party to the merger or exchange. Service of such process must be made by personally delivering to and leaving with the Secretary of State duplicate copies of the process and the payment of a fee of $100 for accepting and transmitting the process. The Secretary of State shall forthwith send by registered or certified mail one of the copies to the surviving or acquiring entity at its specified address, unless the surviving or acquiring entity has designated in writing to the Secretary of State a different address for that purpose, in which case it must be mailed to the last address so designated.
(b) To agree that it will promptly pay to the dissenting owners of each domestic entity that is a party to the merger or exchange the amount, if any, to which they are entitled under or created pursuant to NRS 92A.300 to 92A.500, inclusive.
3.  This section does not limit the power of a foreign entity to acquire all or part of the owner’s interests of one or more classes or series of a domestic entity through a voluntary exchange or otherwise.
(Added to NRS by 1995, 2086; A 1997, 728; 1999, 1628; 2001, 3192; 2003, 3183; 2003, 20th Special Session, 125)

NRS 92A.195  Conversion of foreign or domestic entity or foreign or domestic general partnership.
1.  One foreign entity or foreign general partnership may convert into one domestic entity if:
(a) The conversion is permitted by the law of the jurisdiction governing the foreign entity or foreign general partnership and the foreign entity or foreign general partnership complies with that law in effecting the conversion;
(b) The foreign entity or foreign general partnership complies with the applicable provisions of NRS 92A.205, 92A.207, 92A.210, 92A.230 and 92A.240; and
(c) The resulting domestic entity complies with the applicable provisions of NRS 92A.205 and 92A.220.
2.  One domestic entity or domestic general partnership may convert into one foreign entity if:
(a) The conversion is permitted by the law of the jurisdiction governing the resulting foreign entity and the resulting foreign entity complies with that law in effecting the conversion; and
(b) The domestic entity complies with the applicable provisions of NRS 92A.105, 92A.120, 92A.135, 92A.140, 92A.165, 92A.205, 92A.207, 92A.210, 92A.230 and 92A.240.
3.  When a conversion pursuant to subsection 2 takes effect, the resulting foreign entity shall be deemed to have appointed the Secretary of State as its agent for service of process in a proceeding to enforce any obligation. Service of process must be made personally by delivering to and leaving with the Secretary of State duplicate copies of the process and the payment of a fee of $100 for accepting and transmitting the process. The Secretary of State shall send one of the copies of the process by registered or certified mail to the resulting entity at its specified address, unless the resulting entity has designated in writing to the Secretary of State a different address for that purpose, in which case it must be mailed to the last address so designated.
(Added to NRS by 2001, 1403; A 2001, 3199; 2003, 20th Special Session, 126; 2011, 2813)

NRS 92A.200  Filing requirements for mergers or exchanges; dependency of terms of plan of merger, conversion or exchange on extrinsic facts.
1.  After a plan of merger or exchange is approved as required by this chapter, the surviving or acquiring entity shall deliver to the Secretary of State for filing articles of merger or exchange setting forth:
(a) The name and jurisdiction of organization of each constituent entity;
(b) That a plan of merger or exchange has been adopted by each constituent entity or the parent domestic entity only, if the merger is pursuant to NRS 92A.180;
(c) If approval of the owners of one or more constituent entities was not required, a statement to that effect and the name of each entity;
(d) If approval of owners of one or more constituent entities was required, the name of each entity and a statement for each entity that the plan was approved by the required consent of the owners;
(e) In the case of a merger, the amendment, if any, to the charter document of the surviving entity, which amendment may be set forth in the articles of merger as a specific amendment or in the form of an amended and restated charter document or attached in that form as an exhibit; and
(f) If the entire plan of merger or exchange is not set forth, a statement that the complete signed plan of merger or plan of exchange is on file at the registered office if a corporation, limited-liability company or business trust, or office described in paragraph (a) of subsection 1 of NRS 87A.215 or paragraph (a) of subsection 1 of NRS 88.330 if a limited partnership, or other place of business of the surviving entity or the acquiring entity, respectively.
2.  Any of the terms of the plan of merger, conversion or exchange may be made dependent upon facts ascertainable outside of the plan of merger, conversion or exchange, provided that the plan of merger, conversion or exchange clearly and expressly sets forth the manner in which such facts shall operate upon the terms of the plan. As used in this section, the term “facts” includes, without limitation, the occurrence of an event, including a determination or action by a person or body, including a constituent entity.
(Added to NRS by 1995, 2084; A 1997, 729; 1999, 1629; 2001, 1411, 3199; 2003, 3184; 2003, 20th Special Session, 126; 2007, 483)

NRS 92A.205  Filing requirements for conversions. [Effective through December 31, 2013.]
1.  After a plan of conversion is approved as required by this chapter, if the resulting entity is a domestic entity, the constituent entity shall deliver to the Secretary of State for filing:
(a) Articles of conversion setting forth:
(1) The name and jurisdiction of organization of the constituent entity and the resulting entity; and
(2) That a plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.
(b) The charter document of the domestic resulting entity required by the applicable provisions of chapter 78, 78A, 82, 86, 87A, 88, 88A or 89 of NRS.
(c) The information required pursuant to NRS 77.310.
2.  After a plan of conversion is approved as required by this chapter, if the resulting entity is a foreign entity, the constituent entity shall deliver to the Secretary of State for filing articles of conversion setting forth:
(a) The name and jurisdiction of organization of the constituent entity and the resulting entity;
(b) That a plan of conversion has been adopted by the constituent entity in compliance with the laws of this State; and
(c) The address of the resulting entity where copies of process may be sent by the Secretary of State.
3.  If the entire plan of conversion is not set forth in the articles of conversion, the filing party must include in the articles of conversion a statement that the complete signed plan of conversion is on file at the registered office or principal place of business of the resulting entity or, if the resulting entity is a domestic limited partnership, the office described in paragraph (a) of subsection 1 of NRS 87A.215 or paragraph (a) of subsection 1 of NRS 88.330.
4.  If the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the charter document to be filed with the Secretary of State pursuant to paragraph (b) of subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.
5.  Any records filed with the Secretary of State pursuant to this section must be accompanied by the fees required pursuant to this title for filing the charter document.
(Added to NRS by 2001, 1404; A 2001, 3199; 2003, 3185; 2003, 20th Special Session, 127; 2007, 484, 1343, 2702; 2009, 1718)

NRS 92A.205  Filing requirements for conversions. [Effective January 1, 2014.]
1.  After a plan of conversion is approved as required by this chapter, if the resulting entity is a domestic entity, the constituent entity shall deliver to the Secretary of State for filing:
(a) Articles of conversion setting forth:
(1) The name and jurisdiction of organization of the constituent entity and the resulting entity; and
(2) That a plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.
(b) The charter document of the domestic resulting entity required by the applicable provisions of chapter 78, 78A, 78B, 82, 86, 87A, 88, 88A or 89 of NRS.
(c) The information required pursuant to NRS 77.310.
2.  After a plan of conversion is approved as required by this chapter, if the resulting entity is a foreign entity, the constituent entity shall deliver to the Secretary of State for filing articles of conversion setting forth:
(a) The name and jurisdiction of organization of the constituent entity and the resulting entity;
(b) That a plan of conversion has been adopted by the constituent entity in compliance with the laws of this State; and

(c) The address of the resulting entity where copies of process may be sent by the Secretary of State.
3.  If the entire plan of conversion is not set forth in the articles of conversion, the filing party must include in the articles of conversion a statement that the complete signed plan of conversion is on file at the registered office or principal place of business of the resulting entity or, if the resulting entity is a domestic limited partnership, the office described in paragraph (a) of subsection 1 of NRS 87A.215 or paragraph (a) of subsection 1 of NRS 88.330.
4.  If the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the charter document to be filed with the Secretary of State pursuant to paragraph (b) of subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.
5.  Any records filed with the Secretary of State pursuant to this section must be accompanied by the fees required pursuant to this title for filing the charter document.
(Added to NRS by 2001, 1404; A 2001, 3199; 2003, 3185; 2003, 20th Special Session, 127; 2007, 484, 1343, 2702; 2009, 1718; 2013, 418, effective January 1, 2014)

NRS 92A.207  Form required for filing of records.
1.  Each record filed with the Secretary of State pursuant to this chapter must be on or accompanied by a form prescribed by the Secretary of State.
2.  The Secretary of State may refuse to file a record which does not comply with subsection 1 or which does not contain all of the information required by statute for filing the record.
3.  If the provisions of the form prescribed by the Secretary of State conflict with the provisions of any record that is submitted for filing with the form:
(a) The provisions of the form control for all purposes with respect to the information that is required by statute to appear in the record in order for the record to be filed; and
(b) Unless otherwise provided in the record, the provisions of the record control in every other situation.
4.  The Secretary of State may by regulation provide for the electronic filing of records with the Office of the Secretary of State.
(Added to NRS by 2003, 20th Special Session, 125)

NRS 92A.210  Filing fees.
1.  Except as otherwise provided in this section, the fee for filing articles of merger, articles of conversion, articles of exchange, articles of domestication or articles of termination is $350. The fee for filing the charter documents of a domestic resulting entity is the fee for filing the charter documents determined by the chapter of NRS governing the particular domestic resulting entity.
2.  The fee for filing articles of merger of two or more domestic corporations, including, without limitation, a nonprofit cooperative corporation, is the difference between the fee computed at the rates specified in NRS 78.760 upon the aggregate authorized stock of the corporation created by the merger and the fee computed upon the aggregate amount of the total authorized stock of the constituent corporation.
3.  The fee for filing articles of merger of one or more domestic corporations, including, without limitation, a nonprofit cooperative corporation, with one or more foreign corporations is the difference between the fee computed at the rates specified in NRS 78.760 upon the aggregate authorized stock of the corporation created by the merger and the fee computed upon the aggregate amount of the total authorized stock of the constituent corporations which have paid the fees required by NRS 78.760 and 80.050.
4.  The fee for filing articles of merger of two or more domestic corporations, including, without limitation, nonprofit cooperative corporations, or foreign corporations must not be less than $350. The amount paid pursuant to subsection 3 must not exceed $35,000.
(Added to NRS by 1995, 2085; A 1999, 1629; 2001, 1412, 3192, 3199; 2003, 3186; 2003, 20th Special Session, 128; 2013, 774)

NRS 92A.220  Duty when entire plan of merger, conversion or exchange is not set forth in articles.  If the entire plan of merger, conversion or exchange is not set forth in the articles of merger, conversion or exchange, a copy of the plan of merger, conversion or exchange must be furnished by the surviving, acquiring or resulting entity, on request and without cost, to any owner of any entity which is a party to the merger, conversion or exchange.
(Added to NRS by 1995, 2085; A 2001, 1413, 3199)

NRS 92A.230  Signing of articles of merger, conversion or exchange.  Articles of merger, conversion or exchange must be signed by each foreign and domestic constituent entity as follows:
1.  By an officer of a corporation, whether or not for profit;
2.  By one of the general partners of a limited partnership;
3.  By a manager of a limited-liability company with managers or by one member of a limited-liability company without managers;
4.  By a trustee of a business trust; and
5.  By one general partner of a general partnership.
(Added to NRS by 1995, 2085; A 1997, 730; 1999, 1630; 2001, 101, 1413, 2726, 3199; 2003, 48, 3186)

NRS 92A.240  Effective date and time of merger, conversion or exchange; articles of termination.
1.  A merger, conversion or exchange takes effect:
(a) At the time of the filing of the articles of merger, conversion or exchange with the Secretary of State;
(b) Upon a later date and time as specified in the articles, which date must not be more than 90 days after the date on which the articles are filed; or
(c) If the articles specify a later effective date but do not specify an effective time, at 12:01 a.m. in the Pacific time zone on the specified later date.
2.  If the filed articles of merger, conversion or exchange specify such a later effective date or effective date and time, the constituent entity or entities may file articles of termination before the effective time, setting forth:
(a) The name of each constituent entity and, for a conversion, the resulting entity; and
(b) That the merger, conversion or exchange has been terminated pursuant to the plan of merger, conversion or exchange.
3.  The articles of termination must be signed in the manner provided in NRS 92A.230.
(Added to NRS by 1995, 2085; A 1999, 1630; 2001, 1413, 3199; 2003, 3187; 2011, 2814)

NRS 92A.250  Effect of merger, conversion or exchange.
1.  When a merger takes effect:
(a) Every other entity that is a constituent entity merges into the surviving entity and the separate existence of every entity except the surviving entity ceases;
(b) The title to all real estate and other property owned by each merging constituent entity is vested in the surviving entity without reversion or impairment;
(c) The surviving entity has all of the liabilities of each other constituent entity;
(d) A proceeding pending against any constituent entity may be continued as if the merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;
(e) The articles of incorporation, articles of organization, certificate of limited partnership or certificate of trust of the surviving entity are amended to the extent provided in the plan of merger; and
(f) The owner’s interests of each constituent entity that are to be converted into owner’s interests, obligations or other securities of the surviving or any other entity or into cash or other property are converted, and the former holders of the owner’s interests are entitled only to the rights provided in the articles of merger or any created pursuant to NRS 92A.300 to 92A.500, inclusive.
2.  When an exchange takes effect, the owner’s interests of each acquired entity are exchanged as provided in the plan, and the former holders of the owner’s interests are entitled only to the rights provided in the articles of exchange or any rights created pursuant to NRS 92A.300 to 92A.500, inclusive.
3.  When a conversion takes effect:
(a) The constituent entity is converted into the resulting entity and is governed by and subject to the law of the jurisdiction of the resulting entity;
(b) The conversion is a continuation of the existence of the constituent entity;
(c) The title to all real estate and other property owned by the constituent entity is vested in the resulting entity without reversion or impairment;
(d) The resulting entity has all the liabilities of the constituent entity;
(e) A proceeding pending against the constituent entity may be continued as if the conversion had not occurred or the resulting entity may be substituted in the proceeding for the constituent entity;
(f) The owner’s interests of the constituent entity that are to be converted into the owner’s interests of the resulting entity are converted;
(g) An owner of the resulting entity remains liable for all the obligations of the constituent entity to the extent the owner was personally liable before the conversion; and
(h) The domestic constituent entity is not required to wind up its affairs, pay its liabilities, distribute its assets or dissolve, and the conversion is not deemed a dissolution of the domestic constituent entity.
(Added to NRS by 1995, 2085; A 1999, 1630; 2001, 1413, 3199)

NRS 92A.260  Liability of owner after merger, conversion or exchange.  An owner that is not personally liable for the debts, liabilities or obligations of the entity pursuant to the laws and constituent documents under which the entity was organized does not become personally liable for the debts, liabilities or obligations of the surviving entity or entities of the merger or exchange or the resulting entity of the conversion unless the owner consents to becoming personally liable by action taken in connection with the plan of merger, conversion or exchange.
(Added to NRS by 1995, 2081; A 2001, 1414, 3199)

NRS 92A.270  Domestication of undomesticated organization.
1.  Any undomesticated organization may become domesticated in this State as a domestic entity by:
(a) Paying to the Secretary of State the fees required pursuant to this title for filing the charter document; and
(b) Filing with the Secretary of State:
(1) Articles of domestication which must be signed by an authorized representative of the undomesticated organization approved in compliance with subsection 6;
(2) The appropriate charter document for the type of domestic entity;
(3) The information required pursuant to NRS 77.310;
(4) A certified copy of the charter document, or the equivalent, if any, of the undomesticated organization; and
(5) A certificate of good standing, or the equivalent, from the jurisdiction where the undomesticated organization was chartered immediately before filing the articles of domestication pursuant to subparagraph (1).
2.  The articles of domestication must set forth the:
(a) Date when and the jurisdiction where the undomesticated organization was first formed, incorporated, organized or otherwise created and, if applicable, any date when and jurisdiction where the undomesticated organization was chartered after its formation;
(b) Name of the undomesticated organization immediately before filing the articles of domestication;
(c) Name and type of domestic entity as set forth in its charter document pursuant to subsection 1; and
(d) Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication.
3.  Upon filing the articles of domestication and the charter document with the Secretary of State, and the payment of the requisite fee for filing the charter document of the domestic entity, the undomesticated organization is domesticated in this State as the domestic entity described in the charter document filed pursuant to subsection 1. The existence of the domestic entity begins on the date the undomesticated organization began its existence in the jurisdiction in which the undomesticated organization was first formed, incorporated, organized or otherwise created.
4.  The domestication of any undomesticated organization does not affect any obligations or liabilities of the undomesticated organization incurred before its domestication.
5.  The filing of the charter document of the domestic entity pursuant to subsection 1 does not affect the choice of law applicable to the undomesticated organization. From the date the charter document of the domestic entity is filed, the law of this State applies to the domestic entity to the same extent as if the undomesticated organization was organized and created as a domestic entity on that date.
6.  Before filing articles of domestication, the domestication must be approved in the manner required by:
(a) The document, instrument, agreement or other writing governing the internal affairs of the undomesticated organization and the conduct of its business; and
(b) Applicable foreign law.
7.  When a domestication becomes effective, all rights, privileges and powers of the undomesticated organization, all property owned by the undomesticated organization, all debts due to the undomesticated organization, and all causes of action belonging to the undomesticated organization are vested in the domestic entity and become the property of the domestic entity to the same extent as vested in the undomesticated organization immediately before domestication. The title to any real property vested by deed or otherwise in the undomesticated organization is not reverted or impaired by the domestication. All rights of creditors and all liens upon any property of the undomesticated organization are preserved unimpaired and all debts, liabilities and duties of an undomesticated organization that has been domesticated attach to the domestic entity resulting from the domestication and may be enforced against it to the same extent as if the debts, liability and duties had been incurred or contracted by the domestic entity.

8.  When an undomesticated organization is domesticated, the domestic entity resulting from the domestication is for all purposes deemed to be the same entity as the undomesticated organization. Unless otherwise agreed by the owners of the undomesticated organization or as required pursuant to applicable foreign law, the domestic entity resulting from the domestication is not required to wind up its affairs, pay its liabilities or distribute its assets. The domestication of an undomesticated organization does not constitute the dissolution of the undomesticated organization. The domestication constitutes a continuation of the existence of the undomesticated organization in the form of a domestic entity. If, following domestication, an undomesticated organization that has become domesticated pursuant to this section continues its existence in the foreign country or foreign jurisdiction in which it was existing immediately before the domestication, the domestic entity and the undomesticated organization are for all purposes a single entity formed, incorporated, organized or otherwise created and existing pursuant to the laws of this State and the laws of the foreign country or other foreign jurisdiction. If, following domestication, an undomesticated organization that has become domesticated pursuant to this section does not continue its existence in the foreign country or foreign jurisdiction in which it existed immediately before the domestication, the domestic entity resulting from the domestication continues and is not required to wind up its affairs, pay its liabilities or distribute its assets.
9.  The owner liability of an undomesticated organization that is domesticated in this State:
(a) Is not discharged, pursuant to the laws of the previous jurisdiction of the organization, to the extent the owner liability arose before the effective date of the articles of domestication;
(b) Does not attach, pursuant to the laws of the previous jurisdiction of the organization, to any debt, obligation or liability of the organization that arises after the effective date of the articles of domestication;
(c) Is governed by the law of the previous jurisdiction of the organization, as if the domestication has not occurred, for the collection or discharge of owner liability not discharged pursuant to paragraph (a);
(d) Is subject to the right of contribution from any other shareholder, member, trustee, partner, limited partner or other owner of the undomesticated organization pursuant to the laws of the previous jurisdiction of the organization, as if the domestication has not occurred, for the collection or discharge of owner liability not discharged pursuant to paragraph (a); and
(e) Applies only to the debts, obligations or liabilities of the organization that arise after the effective date of the articles of domestication if the owner becomes subject to owner liability or some or all of the debts, obligations or liabilities of the undomesticated entity as a result of its domestication in this State.
10.  As used in this section:
(a) “Owner liability” means the liability of a shareholder, member, trustee, partner, limited partner or other owner of an organization for debts of the organization, including the responsibility to make additional capital contributions to cover such debts.
(b) “Undomesticated organization” means any incorporated organization, private law corporation, whether or not organized for business purposes, public law corporation, limited-liability company, general partnership, registered limited-liability partnership, limited partnership or registered limited-liability limited partnership, proprietorship, joint venture, foundation, business trust, real estate investment trust, common-law trust or any other unincorporated business formed, organized, created or the internal affairs of which are governed by the laws of any foreign country or jurisdiction other than this State.
(Added to NRS by 2001, 1405; A 2001, 3199; 2003, 3187; 2007, 2702; 2009, 1719, 2859; 2013, 1283)

NRS 92A.280  Cancellation of filings.  If an entity has made a filing with the Secretary of State pursuant to this chapter and the Secretary of State has not processed the filing and placed the filing into the public record, the entity may cancel the filing by:
1.  Filing a statement of cancellation with the Secretary of State; and
2.  Paying a fee of $50.
(Added to NRS by 2009, 2859)

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
(Added to NRS by 1995, 2086)

NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
(Added to NRS by 1995, 2087)

NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:
1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;
2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and
3.  Without discounting for lack of marketability or minority status.
(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.
(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
(Added to NRS by 1995, 2088)

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.
1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:
(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or
(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.
(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.
(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.
(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.
2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.
3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.
(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:
(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;
(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,
Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.
2.  The applicability of subsection 1 must be determined as of:
(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or
(b) The day before the effective date of such corporate action if there is no meeting of stockholders.
3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.
4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.
(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.
2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:
(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.
(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410  Notification of stockholders regarding right of dissent.
1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights underNRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.
2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

NRS 92A.420  Prerequisites to demand for payment for shares.
1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:
(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and
(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.
3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.
(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.
2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:
(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and
(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:
(a) Demand payment;
(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.
2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.
3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.
4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.
5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.
(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460  Payment for shares: General requirements.
1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a) Of the county where the subject corporation’s principal office is located;
(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or
(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.
Ê The court shall dispose of the complaint promptly.
2.  The payment must be accompanied by:
(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;
(b) A statement of the subject corporation’s estimate of the fair value of the shares; and
(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.
(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.
1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.
2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:
(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;
(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;
(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;
(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and
(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.
3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.
4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.
(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470and demand payment of the fair value of his or her shares and interest due.
2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.
(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant toNRS 92A.480 plus interest.
2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.
3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:
(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or
(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500  Assessment of costs and fees in certain legal proceedings.
1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.
6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
(Added to NRS by 1995, 2092; A 2009, 1727)